SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [  ]

     Check the appropriate box:

     [ ]  Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [X]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Ambassadors International, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

          Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required
     [ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
          6(i)(2) or Item 22(a)(2) of Schedule 14A.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          1) Title of each class of securities to which transaction applies:

              ------------------------------------------------------------

          2)  Aggregate number of securities to which transaction applies:

              ------------------------------------------------------------

          3) Per unit price or other underlying or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              ------------------------------------------------------------

          4)  Proposed maximum aggregate value of transaction:

              ------------------------------------------------------------

          5)  Total fee paid:

              ------------------------------------------------------------

     [ ]  Fee paid by written preliminary materials.
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ------------------------------------------------------------

     (3)  Filing Party:

          ------------------------------------------------------------

     (4)  Date Filed:

          ------------------------------------------------------------

     AMBASSADORS INTERNATIONAL, INC.
     Dwight D. Eisenhower Building
     110 South Ferrall Street
     Spokane, Washington 99202





     April 14, 1997




     To Our Stockholders:

     You are cordially invited to attend the 1996 Annual Meeting (the "Annual Meeting") of Stockholders of Ambassadors International, Inc. (the "Company"), which will be held at 10:00 a.m., local time, on May 16, 1997, at The Red Lion Hotel, 3050 Bristol Street, Costa Mesa, California 92626. All holders of the Company's outstanding common stock as of April 7, 1997, are entitled to vote at the Annual Meeting. Enclosed is a copy of the Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy.

     We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, it is important that you complete, sign, date and return the Proxy in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

     Sincerely,



     Jeffrey D. Thomas
     Secretary

                         AMBASSADORS INTERNATIONAL, INC.
                          Dwight D. Eisenhower Building
                            110 South Ferrall Street
                            Spokane, Washington 99202
                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 16, 1997
                    ----------------------------------------


     NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders (the "Annual Meeting") of Ambassadors International, Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m., local time, on May 16, 1997, at The Red Lion Hotel, 3050 Bristol Street, Costa Mesa, California 92626 for the following purposes:

     1. To elect two (2) Class II directors to hold office for a three-year term and until their respective successors are elected and qualified.

     2. To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for the year ending December 31, 1997.

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 7, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and all adjourned meetings thereof.


     By Order of the Board of Directors

     /s/Jeffrey D. Thomas
     ----------------------------------
     Jeffrey D. Thomas
     Secretary



     Dated:  April 14, 1997

     PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                        AMBASSADORS INTERNATIONAL, INC.
                         Dwight D. Eisenhower Building
                            110 South Ferrall Street
                           Spokane, Washington 99202
                        -------------------------------

     PROXY STATEMENT

     GENERAL INFORMATION
     -------------------
     This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Ambassadors International, Inc. (the "Company") for use at the 1996 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., local time, on May 16, 1997, at The Red Lion Hotel, 3050 Bristol Street, Costa Mesa, California 92626 and at any adjournment thereof. When such proxy is properly executed and returned, the shares it represents will be voted in accordance with any directions noted thereon. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by written notice to the Secretary of the Company, by issuance of a subsequent proxy, or by voting at the Annual Meeting in person.

     At the close of business on April 7, 1997, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding 6,754,337 shares of Common Stock, $0.01 par value per share ("Common Stock"). Each share of Common Stock entitles the holder of record thereof to one vote on any matter coming before the Annual Meeting. Only stockholders of record at the close of business on April 7, 1997 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     The enclosed proxy, when properly signed, also confers discretionary authority with respect to amendments or variations to the matters identified in the Notice of Annual Meeting and with respect to other matters which may be properly brought before the Annual Meeting. At the time of printing this Proxy Statement, the management of the Company is not aware of any other matters to be presented for action at the Annual Meeting. If, however, other matters which are not now known to the management should properly come before the Annual Meeting, the proxies hereby solicited will be exercised on such matters in accordance with the best judgment of the proxyholders.

     The Company will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling, and mailing the proxy solicitation materials. Proxies may be solicited personally, by mail, by telex, or by telephone, by directors, officers, and regular employees of the Company who will not be additionally compensated therefor. It is anticipated that this proxy statement and accompanying proxy will be mailed on or about April 14, 1997 to all stockholders entitled to vote at the Annual Meeting.

     The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are more fully discussed below.

     ELECTION OF DIRECTORS
     (Item 1 of the Proxy Card)
     --------------------------
     The Company has a classified Board of Directors consisting of two Class I Directors (Peter V. Ueberroth and Richard D. C. Whilden), two Class II Directors (John A. Ueberroth and James L. Easton), and two Class III Directors (John C. Spence and Rafer L. Johnson), who will serve until the annual meetings of stockholders to be held in 1998, 1997, and 1999, respectively, and until their respective successors are elected and qualify. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms expire on the annual meeting dates.

     Management's nominees for election at the Annual Meeting as Class II directors are John A. Ueberroth and James L. Easton. If elected, the nominees will serve as directors until the Company's annual meeting of stockholders in the year 2000, and until their successors are elected and qualified. If either nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as management may designate.

     If a quorum is present and voting, the two nominees for Class II directors receiving the highest number of votes will be elected as Class II directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining if a quorum is present.

     The table below sets forth for the current directors, including the Class II nominees to be elected at this meeting, certain information with respect to age and background.


     Name                    Position with Company     Age   Director Since
     ---------------------   -----------------------   ---   --------------
     CLASS I DIRECTORS WHOSE TERM EXPIRES AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS (TO BE HELD IN 1998):
     Peter V. Ueberroth      Chairman of the Company   59    1995
     Richard D. C. Whilden   Director                  63    1995

     CLASS II DIRECTORS WHO ARE CURRENTLY UP FOR RE-ELECTION:

     John A. Ueberroth       President and Chief
                               Executive Officer       53    1995
     James L. Easton         Director                  61    1995

     CLASS III DIRECTORS WHOSE TERM EXPIRES AT THE 1998 ANNUAL MEETING OF STOCKHOLDERS (TO BE HELD IN 1999):

     John C. Spence          Director                  67    1995
     Rafer L. Johnson        Director                  61    1995

     Business Experience
     -------------------
     Directors and Nominees for Directors

     CLASS I DIRECTORS

     PETER V. UEBERROTH has served as Chairman of the Board of the Company since 1995. From 1989 to the present, Mr. Ueberroth has served as Managing Director of The Contrarian Group, a business management company. From 1984 to 1989, Mr. Ueberroth served as the sixth Commissioner of Major League Baseball. From 1979 to 1984, he served as President and Chief Executive Officer of the Los Angeles Olympic Organizing Committee. Mr. Ueberroth founded First Travel Corporation in 1962, and sold it to the Carlson Travel Group in 1979. Today Mr. Ueberroth serves as a director of Candlewood Hotel Company, Inc., The Coca Cola Company, CB Commercial Real Estate Services Group, Doubletree Hotels Corporation, and Transamerica Corporation.

     RICHARD D.C. WHILDEN has served as a director of the Company since 1995. From 1990 until the present, Mr. Whilden has been a principal of The Contrarian Group, a business management company. He is also chairman of the Internet Travel Network. From April 1993 to August 1994, Mr. Whilden was the Chairman of the Board of Directors of Caliber Bank in Phoenix, Arizona and, from December 1993 to August 1994, he was the Chief Executive Officer, President and Chairman of the Board of Directors of the bank's holding company, Independent Bankcorp of Arizona, Inc. In addition, Mr. Whilden remained as a director of the holding company and of the bank until they were sold in 1995. From 1959 until 1989, Mr. Whilden was employed by TRW, during which time he served as Executive Vice President from 1984 until 1989. He also served as Managing Director for the recently completed Council on California Competitiveness.

     CLASS II DIRECTORS

     JOHN A. UEBERROTH has served as President, Chief Executive Officer and a director of the Company since 1995. From June 1995 until August 1996, he also served as the Chief Executive Officer and President of Ambassador Programs, Inc. ("API"), the Company's wholly owned subsidiary. From 1989 until the present, Mr. Ueberroth has been a principal of The Contrarian Group, a business management company.
     From 1990 to 1993, he served as Chairman and Chief Executive Officer of Hawaiian Airlines. Hawaiian Airlines filed for bankruptcy protection pursuant to Chapter 11 of the Bankruptcy Code in 1993 and emerged from bankruptcy in 1994. Prior to that time, from 1980 to 1989, he served as President of Carlson Travel Group. In addition, Mr. Ueberroth has served as Chairman of the Travel Industry Association of America (1986-1987) and President of the United States Tour Operator Association (1987-1988).

     JAMES L. EASTON has served as a director of the Company since 1995. Since 1973, Mr. Easton has served as Chairman and President of Jas. D. Easton Inc. and Easton Sports Inc., a diversified international sporting goods company. He is one of only three United States citizens to serve as a member of the International Olympic Committee. He also serves as President of Federation Internationale de Tir a l'Arc (FITA -- International Archery Association), is a member of the Board of Visitors of John E. Anderson Graduate School of Management at UCLA, and is an Executive Board Member of the Salt Lake City Organizing Committee and the U.S. Olympic Committee.

     CLASS III DIRECTORS

     RAFER L. JOHNSON has served as a director of the Company since 1995. Mr. Johnson is a World and Olympic record holder in the decathlon.
     Mr. Johnson devotes innumerable hours to mentally and physically handicapped children and adults. He has been associated with California Special Olympics since its inception in 1969, served as the President of the Board of Directors for ten years, and currently is Chairman of the Board of Governors. He has been appointed to national and international foundations and Presidential Commissions, with a concentration on youth development. Mr. Johnson also is National Head Coach for Special Olympics International and a member of their Board of Directors, as well as serving on a variety of special boards and committees in the world of sports and community services.

     JOHN C. SPENCE has served as a director of the Company since 1995. Since April 1993, Mr. Spence has been President of Avco Insurance Services, a provider of credit and credit-related insurance to financial institutions, and a wholly-owned subsidiary of Avco Financial Services, Inc. From October 1990 to April 1993, he served as President of Endovascular Instruments, Inc., a manufacturer of medical devices. Prior to that time, Mr. Spence was an independent business consultant. He is also a director of Avco Financial Services, Inc., a wholly-owned subsidiary of Textron, Inc., Endovascular Instruments, Inc., and BMW Medical Inc., a manufacturer of vascular access devices.

     EXECUTIVE OFFICERS

     JEFFREY D. THOMAS, age 30, has served as Chief Financial Officer, Vice President of Finance and Secretary of the Company since January 1996, and from October 1995 through December 1995, he was Assistant Vice President of Finance of the Company. Mr. Thomas also serves as President (since August 1996) and Chief Financial Officer (since January 1996) of API and Vice President, Secretary, and Treasurer (since December 1996) of Ambassador Performance Improvement, Inc., a wholly-owned subsidiary of the Company. From July 1994 to October 1995, Mr. Thomas was Director of Business Development for Adia Personnel Services, one of the largest personnel companies in the world. From September 1993 to July 1994, Mr. Thomas was employed by The Contrarian Group, a business management company, and from 1989 to 1993, he was a Consultant for Corporate Decisions, Inc., an international business consulting firm.

     John A. Ueberroth and Peter V. Ueberroth are brothers. Jeffrey D. Thomas is the son-in-law of Peter V. Ueberroth. Other than these relationships, there are no family relationships among the directors and the executive officers of the Company.

                         BOARD OF DIRECTORS MEETINGS AND
                      COMMITTEES OF THE BOARD OF DIRECTORS


     There were four meetings of the Board of Directors during the fiscal year ended December 31, 1996. Four of the six directors attended all four meetings and one director attended three of the meetings. Mr. Johnson attended 50% of such meetings. The Board of Directors has authorized an Audit Committee and a Compensation Committee. There is no nominating committee and the members of each committee are nominated by the majority vote of the Board of Directors.

     AUDIT COMMITTEE
     ---------------
     The Board of Directors has an Audit Committee which makes recommendations for selection of the Company's independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and any non-audit fees, and reviews the adequacy of the Company's internal accounting controls and financial management practices. The Audit Committee consists of Messrs. John A. Ueberroth, Spence and Johnson. There were four meetings of the Audit Committee held during the fiscal year ended December 31, 1996. Mr. Johnson attended two of the four meetings. The other members attended all of the meetings.

     COMPENSATION COMMITTEE
     ----------------------
     The Compensation Committee (the "Compensation Committee") is responsible for determining compensation for the Company's executive officers and for administering the Company's Incentive Plan. The Compensation Committee consists of Messrs. Peter V. Ueberroth, Easton and Whilden. There were four meetings of the Compensation Committee during the fiscal year ended December 31, 1996.

     DIRECTOR COMPENSATION
     ---------------------
     Each of the Company's non-employee directors receives fees of $10,000 per year plus $1,000 per attended board meeting for serving on the Company's Board of Directors. In addition, each director is reimbursed for certain out of pocket expenses incurred in connection with attendance at board and committee meetings. Pursuant to the Company's 1995 Equity Participation Plan, each of the Company's non-employee directors, on the date they are first elected to the board, receives a grant of non-qualified stock options to purchase 10,000 shares of the Company's Common Stock at the fair market value of the Common Stock on the date of grant. The directors' options vest in equal increments over four years.

     EXECUTIVE COMPENSATION
     ----------------------
     The following table sets forth the compensation for the Chief Executive Officer and each of the executive officers whose individual remuneration exceeded $100,000 for the fiscal year ended December 31, 1996 (the "Named Executives"):

     Summary Compensation Table
     --------------------------


                                     Annual Compensation      Long-term
     Name and Principal              ----------------------   Compensation
     Position                 Year   Salary($)    Bonus($)    Options
     ----------------------   ----   ---------    ---------   ------------
     John A. Ueberroth,       1996     50,000         -            -
       President and Chief    1995     50,000         -            -
       Executive Officer      1994      n/a          n/a          n/a

     Jeffrey D. Thomas,       1996    101,780      40,720      25,000 (1)
       Chief Financial        1995     19,999         -        25,000 (1)
       Officer and Secretary  1994      n/a          n/a          n/a
     -------------
     (1) The stock options were granted under the Company's 1995 Equity Participation Plan.

     OPTION GRANTS
     -------------
     The following table sets forth information regarding stock option grants to each of the Named Executives during the fiscal year ended December 31, 1996:

     Option Grants in Last Fiscal Year
     ---------------------------------

                                                 Percent of Total
                              Number of Shares   Options Granted to
                              Underlying         Employees in         Exercise Price
      Name                    Options Granted    Fiscal Year          ($/Share)        Expiration Date
      ---------------------   ---------------    ------------------   --------------   ---------------
      John Ueberroth                 -                    -                 -                 -
      Jeffrey D. Thomas (1)   25,000             23%                  $11.38           August 9, 2006
      ----------
      (1) 6,250 vest each on August 9, 1997, 1998, 1999, and 2000, respectively.



      YEAR END OPTION TABLE
     ---------------------
     The following table sets forth information regarding unexercised options held by the Named Executives. No options were exercised during the fiscal year ended December 31, 1996:

                           Aggregated Option Exercise in Last Fiscal Year
                           and Fiscal Year End Option Values
                           ----------------------------------------------------------
                           Number of Unexercised Options   Value of In-The-Money
                           at Fiscal Year End              Options at Fiscal Year End
     Name                  Exercisable/Unexercisable       Exercisable/Unexercisable
     -------------------   -----------------------------   --------------------------
     John A. Ueberroth                  -/-                           n/a
     Jeffery D. Thomas              6,250/43,750                     $0/$0

     COMPENSATION PLANS AND ARRANGEMENTS
     -----------------------------------

     The 1995 Equity Participation Plan
     ----------------------------------
     In August 1995, the Company adopted the 1995 Equity Participation Plan of Ambassadors International, Inc. (the "Incentive Plan") to attract and retain officers, key employees, consultants and directors. An aggregate of 600,000 shares of the Common Stock (or their equivalent in other equity securities), subject to adjustment for stock splits, stock dividends and similar events, were authorized for issuance upon exercise of options, stock appreciation rights ("SARs"), and other awards, or as restricted or deferred stock awards under the Incentive Plan. The Compensation Committee administers the Incentive Plan and determines to whom options, SARs, restricted stock, and other awards are to be granted and the terms and conditions, including the number of shares and the period of exercisability thereof, except that outside directors are automatically granted options pursuant to a formula discussed below.

     The Incentive Plan authorizes the grant or issuance of various options and other awards to employees and consultants, and the terms of each such option or award will be set forth in separate agreements. In addition, non-employee directors (including the directors who administer the plan) are eligible to receive non-discretionary grants of nonqualified stock options ("NQSOs") under the Incentive Plan pursuant to a formula. Pursuant to such formula, each of the Company's non-employee directors received prior to the Company's initial public offering in August 1995, and all new non-employee directors will receive upon election, a grant of NQSOs to purchase 10,000 shares of the Company's Common Stock at the then fair market value. NQSOs may be granted to an employee or consultant for any term specified by the Compensation Committee and will provide for the right to purchase Common Stock at a specified price which, except with respect to NQSOs intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the "Code"), may be less than fair market value on the date of grant (but not less than par value), and may become exercisable (in the discretion of the Compensation Committee) in one or more installments after the grant date. NQSOs granted to non-employee directors become exercisable in cumulative annual installments of 25% on each of the first, second, third and fourth anniversaries of the date of option grant, and the term of each such option shall be ten years without variation or acceleration under the Incentive Plan, except that any option granted to a non-employee director shall become immediately exercisable in full upon the retirement of the non-employee director in accordance with the Company's retirement policy applicable to directors. Incentive stock options may be granted only to employees and, if granted, will be designed to comply with the provisions of the Code and will be subject to restrictions contained in the Code, including having an exercise price equal to at least 100% of the fair market value of the Common Stock on the grant date and a ten year restriction on their term, but may be subsequently modified to disqualify them from treatment as an incentive stock option. SARs may be granted to employees and consultants and may be granted in connection and simultaneously with the grant of an option, with respect to a previously granted option or independent of an option. Participants may receive dividend equivalents representing the value of the dividends per share paid by the Company, calculated with reference to the number of shares covered by the stock options, SARs or performance awards held by the participant. Performance awards may be granted by the Compensation Committee to employees and consultants and may include bonus or "phantom" stock awards that provide for payments based upon increases in the price of the Company's Common Stock over a predetermined period. Restricted stock may be sold to employees and consultants at various prices (but not below par value) and made subject to such restrictions as may be determined by the Compensation Committee. Deferred stock may be awarded to employees and consultants, typically without payment of consideration, but subject to vesting conditions based on continued employment or on performance criteria established by the Compensation Committee. Whereas purchasers of restricted stock will have voting rights and will receive dividends prior to the time when the restrictions lapse, recipients of deferred stock generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied. Stock payments may be awarded to employees and consultants and the number of shares shall be determined by the Compensation Committee and may be based upon the fair market value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria.

     Payments for the shares purchased upon the exercise of options may be in cash or, at the discretion of the Compensation Committee (or the Board, in the case of NQSOs granted to non-employee directors), with shares of Common Stock owned by the optionee (or issuable upon exercise of the option) or with other lawful consideration, including services rendered.

     No restricted stock, deferred stock, option, SAR or other right to acquire Common Stock granted under the Incentive Plan may be assigned or transferred by the grantee, except by will or the laws of intestate succession, although such shares or the shares underlying such rights may be transferred if all applicable restrictions have lapsed. During the lifetime of the holder of any option or right, the option or right may be exercised only by the holder.

     The Compensation Committee has the right to accelerate, in whole or in part, from time to time, including upon a change in control of the Company, conditionally or unconditionally, the right to exercise any option or other award granted under the Incentive Plan; provided, however, such acceleration shall not be permitted with respect to NQSOs granted to non-employee directors to the extent that such discretion would be inconsistent with the requirements of Rule 16b-3.

     Amendments of the Incentive Plan to increase the number of shares as to which options, SARs, restricted stock and other awards may be granted (except for adjustments resulting from stock splits and the like) require the approval of the Company's stockholders. The provisions of the Incentive Plan relating to options granted to non-employee directors shall not be amended more than once in any six-month period other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the respective rules thereunder. In all other respects the Incentive Plan can be amended, modified, suspended or terminated by the Compensation Committee, unless such action would otherwise require stockholder approval as a matter of applicable law, regulation or rule. Amendments of the Incentive Plan will not, without the consent of the participant, affect such person's rights under an award previously granted, unless the award itself otherwise expressly so provides. The Incentive Plan will terminate after the earlier of the expiration of ten years from the date the Incentive Plan is adopted by the Board or the expiration of ten years from the date the Plan is approved by the Company's stockholders.

     During the fiscal year ended December 31, 1996, a total of 109,400 stock options were granted under the Incentive Plan, of which 241,363 were outstanding and 187,838 were forfeited at December 31, 1996. The exercise prices of the outstanding options range from $8.25 to $11.25 and all options granted have a term of ten years from the date of grant and vest over four years.

     Profit Sharing Plan
     -------------------
     Effective January 1, 1993, the Company established a noncontributory profit sharing plan (the "Profit Sharing Plan"), available to employees of the Company who have completed two years of service and have reached the age of 21 and who are not governed by a collective bargaining agreement under which the retirement benefits have been the subject of good faith bargaining, unless such agreement expressly provides for the participation in this Plan. The Plan provides full vesting upon eligibility and permits employees to direct the investment of the accounts. Contributions by the Company are determined at the discretion of the Board of Directors. The amount allocated to each participant's account is proportionately based on the employee's compensation compared to the total compensation for all participants in the group. Employees become 100% vested in their accounts immediately upon the effective date of participation. Participants' vested accounts are distributable upon the participant's disability, death, retirement, or termination of employment. Distributions are subject to income taxes which may be deferred or reduced by various methods. No contributions were made for the year ended December 31, 1995.

     During 1996, the assets of the Plan were transferred into a new 401(k) Profit-Sharing Plan (the "401(k) Plan"). Employees are eligible to participate in the Plan upon one year of service and 21 years of age. Employees may contribute up to 15% of their salary, subject to the maximum contribution allowed by the Internal Revenue Service. The Company's matching contribution is discretionary based upon approval by management. Employees are 100% vested in their contributions and vest in Company matching contributions equally over four years.
     During the year ended December 31, 1996, the Company contributed approximately $57,000 to the 401(k) Plan.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT


     The following table sets forth the amount of shares of the Company beneficially owned as of March 31, 1997 by the Named Executives, each person known by the Company to own beneficially more than 5% of the outstanding shares of the Company's outstanding Common Stock, and all directors and executive officers as a group. Unless otherwise indicated below, the business address of each individual is the same as the address of the Company's principal executive offices.


                                      Amount and Nature
                                      of Beneficial
                                      Ownership of        Percent of Class
     Name of Beneficial Owner         Common Stock (1)    of Common Stock
     -----------------------------    -----------------   ----------------
     Peter V. Ueberroth(2)                1,352,575            20.0%
     John A. Ueberroth(3)                 1,551,585            23.0%
     Jeffrey D. Thomas(4)                   117,600             1.7%
     James L. Easton(5)                       2,500              *
     John C. Spence(6)                        3,500              *
     Rafer L. Johnson(7)                      2,500              *
     Richard D.C. Whilden(8)                  5,120              *
     All Directors and Executive
       Officers of the Company as
       a Group (7 people)                 3,025,380            44.9%

     5% Shareholders
     -----------------------------
     The Kaufmann Fund, Inc.(9)             750,000            11.1%
     T. Rowe Price Associates,
       Inc.(10)                             788,000            11.7%

     ---------
     *less than 1%
     (1) Includes shares issuable upon the exercise of options or warrants that are exercisable within 60 days of the date of this Proxy Statement. The shares underlying such options or warrants are deemed to be outstanding for the purpose of computing the percentage of outstanding stock owned by such persons individually and by each group of which they are a member, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

     (2) Chairman of the Company. Mr. Ueberroth's address is 500 Newport Center Drive, Suite 900, Newport Beach, CA 92660. These shares are held in a family trust of which Mr. Ueberroth is a co-trustee.

     (3) President and Chief Executive Officer of the Company. Mr. Ueberroth's address is 500 Newport Center Drive, Suite 900, Newport Beach, CA 92660.

     (4) Secretary and Chief Financial Officer of the Company. Consists of 111,350 shares of Common Stock held in a family trust and 6,250 shares of Common Stock issuable upon exercise of employee stock options.

     (5) Director. Mr. Easton's address is 7855 Haskell Avenue, Van Nuys, CA 91406. Consists of 2,500 shares of Common Stock issuable upon exercise of director options.

     (6) Director. Mr. Spence's address is 18581 Teller Avenue, Irvine, CA 92715. Includes 2,500 shares of Common Stock issuable upon exercise of director options.

     (7) Director. Mr. Johnson's address is 501 Colorado Avenue, Suite 200, Santa Monica, CA 90401. Consists of 2,500 shares of Common Stock issuable upon exercise of director options.

     (8) Director. Mr. Whilden's address is 500 Newport Center Drive, Suite 900, Newport Beach, CA 92660. Includes 2,500 shares of Common Stock issuable upon exercise of director options.

     (9) As reported in a Schedule 13G filed with the Securities and Exchange Commission by The Kaufmann Fund, Inc., whose address is 140 E. 45th Street, 43rd Floor, New York, NY 10017.

     (10) As reported in a Schedule 13G filed with the Securities and Exchange Commission. These securities are owned by various individual and institutional investors, including T. Rowe Price New Horizon Funds, Inc. (which owns 433,000 shares), for which
          T. Rowe Price Associates, Inc. serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such securities; however,
          T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities.

                              CERTAIN TRANSACTIONS


     In January, 1995, John A. Ueberroth and Peter V. Ueberroth (collectively referred to herein as the "Ueberroths"), John T. Tatham, Trudy K. Tatham, Emanuele F. Portolese, and Joe M. Sample (Ms. Tatham and Messrs. Tatham, Portolese, and Sample are collectively referred to herein as the "Former Stockholders"), and International Ambassador Programs, Inc., a Washington corporation and the predecessor of the Company ("IAP"), agreed that the Ueberroths would purchase a portion of the Former Stockholders' shares of Common Stock for a purchase price of $1.9 million, in cash, and the Company would redeem an equivalent portion of the Former Stockholders' shares of Common Stock for approximately $1.8 million in cash, effective as of January 1, 1995. Following such transaction, in order to reincorporate in Delaware, IAP merged with and into the Company, pursuant to which merger the issued and outstanding shares of Common Stock of the Company prior to the merger were canceled and each share of IAP common stock was converted into 1,310 shares of the Company's Common Stock. Each of these transactions was contingent upon the consummation of the Company's initial public offering, which was completed in August 1995.

     In August, 1995, the Ueberroths and the Former Stockholders also entered into an agreement pursuant to which they agreed to rescind the transaction completed in January 1995. Pursuant to the terms of the agreement, (i) the Company redeemed a portion of the Selling Stockholders' shares of Common Stock, (ii) the Ueberroths purchased the remainder of the Former Stockholders' shares of Common Stock, and
     (iii) the Company entered into employment agreements with each Former Stockholder providing for base salary, incentive compensation and consideration for an agreement not to compete. As a result of the rescission, the original transaction is deemed not to have occurred.

     In connection with the Company's initial public offering, the Company granted the Ueberroths, their family members and certain others holding shares of the Company's Common Stock demand and incidental, or "piggyback," registration rights which allow them to require that the Company register under the Securities Act all or part of the Common Stock held by them. The Company also granted the Former Stockholders certain piggyback registration rights which allow the Former Stockholders to include their remaining shares of Common Stock in any registered public offering of shares in which the Ueberroths participate.

     In March 1995, the Company loaned $1.0 million to each of John and Peter Ueberroth under notes receivable bearing interest at 7.25% per annum and due on December 31, 1995. In June 1995, both notes were repaid in full and the Company recognized approximately $36,000 of interest income in the second quarter of 1995.

          SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors and persons who beneficially own more than 10% of a registered class of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("Commission"). Such officers, directors, and stockholders are required by Commission regulations to furnish the Company with copies of all such reports that they file.

     Mr. Thomas filed two late reports relating to four transactions. Based solely upon the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all other filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were complied with.


              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
                           (Item 2 of the Proxy Card)

     The Board of Directors has selected Coopers & Lybrand L.L.P. ("Coopers & Lybrand") as the Company's independent accountants for the year ending December 31, 1997, and has further directed that management submit the selection of independent accountants for ratification by the shareholders at the Annual Meeting. Coopers & Lybrand has no financial interest in the Company and neither it nor any member or employee of the firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. The Delaware General Corporation Law does not require the ratification of the selection of independent accountants by the Company's shareholders, but in view of the importance of the financial statements to the shareholders, the Board of Directors deems it advisable that they pass upon such selection. A representative of Coopers & Lybrand is not expected to be present at the Annual Meeting.

     In the event the shareholders fail to ratify the selection of Coopers & Lybrand, the Audit Committee of the Board of Directors will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF RATIFICATION OF THE SELECTION OF THE INDEPENDENT ACCOUNTANTS

     FORM 10-KSB REPORT
     ------------------
     A copy of the Company's annual report to the Securities and Exchange Commission on Form 10-KSB is available without charge to stockholders and may be obtained by writing to Jeffrey D. Thomas, Chief Financial Officer, Ambassadors International, Inc., Dwight D. Eisenhower Building, 110 South Ferrall Street, Spokane, Washington 99202.

     SHAREHOLDER PROPOSALS
     ---------------------
     Any proposals of security holders which are intended to be presented at next year's Annual Meeting must be received by the Company at its principal executive offices on or before December 15, 1997, in order to be considered for inclusion in the Company's proxy materials relating to that meeting.

     OTHER MATTERS
     -------------
     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is the intention of the person named in the proxy to vote such proxy in accordance with his judgment on such matters.


     By Order of the Board of Directors

     /s/Jeffrey D. Thomas
     ----------------------------------
     Jeffrey D. Thomas, Secretary
     Spokane, Washington
     April 14, 1997

     Please complete, date, and sign the enclosed Proxy and return it promptly in the enclosed reply envelope. No postage is required if mailed in the United States.